                                                              EX-99.B(j)cmconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 37 to Registration Statement No. 2-64526 on Form N-1A of Waddell & Reed Advisors Cash Management, Inc. of our report dated November 3, 2000, appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the references to us under the caption "Financial Highlights" in the Prospectus, which also is a part of this Registration Statement.


/s/ Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Kansas City, Missouri
December 13, 2000